UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 1, 2022

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon  97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2022, Lattice Semiconductor Corporation, a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which provides for a five-year secured revolving loan facility in an aggregate principal amount of up to $350.0 million dollars, with a $30.0 million letter of credit sublimit and a $15.0 million swingline loan sublimit. Such Credit Agreement is by and among the Company, as the borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and it amends and restates that certain Credit Agreement, dated as of May 17, 2019, by and among the Company, the lenders from time to time party thereto, and the Agent (as amended prior to the closing of the Credit Agreement, the “Existing Credit Agreement”).

The Credit Agreement contains an expansion option permitting the Company, subject to the satisfaction of certain requirements to arrange with existing lenders and/or new lenders for them to provide new revolving and/or term loan commitments up to an aggregate amount equal to the amount that would not cause the Company’s consolidated secured net leverage ratio to exceed a certain threshold plus $150.0 million.

The proceeds of the loans made on the closing date of the Credit Agreement were used (i) to repay all outstanding term loans under the Company’s Existing Credit Agreement, and (ii) to pay fees and expenses incurred in connection with the Credit Agreement and the transactions contemplated thereby. Proceeds of the revolving loans may be used for working capital and general corporate purposes. As of the closing date for the Credit Agreement, there was $150.0 million dollars aggregate principal amount of revolving loans outstanding under the Credit Agreement.

At the Company’s option, revolving loans accrue interest at a per annum rate based on either (i) the base rate plus a margin ranging from 0.25% to 1.00%, determined based on the Company’s consolidated total leverage ratio and (ii) the adjusted Term SOFR rate (for interested periods of 1, 3 or 6 months) plus a margin ranging from 1.25% to 2.00%, determined based on the Company’s consolidated total leverage ratio. The base rate is defined as the highest of (i) the federal funds rate, plus 0.50%, (ii) Wells Fargo Bank, National Association’s prime rate and (iii) the adjusted Term SOFR rate for a 1-month interest period plus 1.00%. Interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted SOFR rate. The Company is also obligated to pay other customary closing fees, commitment fees, arrangement fees, administrative agent fees and letter of credit fees for a credit facility of this size and type.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries meeting materiality thresholds set forth in the Credit Agreement. The obligations of the Company and the guarantors are secured by substantially all of their respective assets, subject to certain exceptions and limitations. On the closing date for the Credit Agreement, there were no subsidiary guarantors.

The Credit Agreement contains customary affirmative covenants, negative covenants and events of default that are substantially similar to the terms of the Existing Credit Agreement.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 8.01. Other Events

On February 25, 2022, a putative class action complaint was filed in the Delaware Court of Chancery (the “Court”) by Michael Kent, a stockholder, against the Company and its current directors (the “Action”). The complaint sought a declaration that Section 2.13 of the Company’s then-bylaws violated Section 228 of the Delaware General Corporation Law because it restricted the Company’s stockholders’ ability to act by written consent. After the complaint was filed, the Company determined to take certain corrective actions to moot the allegations in the complaint and, specifically, to amend the Company’s bylaws to make clear that the Company’s stockholders may act by written consent subject to certain procedures.

On May 6, 2022, the Court entered a stipulated order pursuant to which the plaintiff voluntarily dismissed the Action with prejudice as to himself only. The Court retained jurisdiction solely for the purpose of deciding the anticipated application of the plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the corrective actions. The Company subsequently agreed to pay $250,000 to the plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Action. The Court has not been asked to review, and will pass no judgement on, the payment of the attorneys’ fees and expenses or their reasonableness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of September 1, 2022, by and among Lattice Semiconductor Corporation., as borrower, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent[1]
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1 The Amended and Restated Credit Agreement filed herewith excludes the Company’s disclosure schedules provided pursuant to specified sections of the Credit Agreement and identified in the table of contents to the Amended and Restated Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Date:	September 2, 2022		Tracy Feanny Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of September 1, 2022, by and among Lattice Semiconductor Corporation., as borrower, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent[1]
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1 The Amended and Restated Credit Agreement filed herewith excludes the Company’s disclosure schedules provided pursuant to specified sections of the Credit Agreement and identified in the table of contents to the Amended and Restated Credit Agreement.

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